Exhibit 10.5
THE SECURITIES REPRESENTED BY THE NONSTATUTORY OPTION AGREEMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.
NOTICE IS HEREBY GIVEN THAT THE SECURITIES REPRESENTED BY THE NONSTATUTORY OPTION AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFER WITHOUT THE PRIOR CONSENT OF THE COMPANY.
CARDO MEDICAL, LLC
NONSTATUTORY OPTION
COVER SHEET
     Cardo Medical, LLC, a California limited liability company (the “Company”), hereby grants an option (the “Option”) to purchase the number of Units indicated below, as defined in the Company’s Operating Agreement, as amended, to the Optionee named below. Capitalized terms used herein shall have the meanings set forth herein and in the attached Agreement (including Schedule A thereto).
Date of Grant:
Name of Optionee:
Number of Units Covered by Option (“Units”):
Exercise Price per Unit (“Exercise Price”):  $147,625.00, which is not less than the fair market value on the Date of Grant.

Vesting Schedule:	Twenty percent (20%) upon the first anniversary of the Date of Grant and an additional twenty percent (20%) upon each anniversary of the Date of Grant thereafter.
     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement.

OPTIONEE:

COMPANY:

By:
Name:
Its:

CARDO MEDICAL, LLC
NONSTATUTORY OPTION AGREEMENT

Entire Agreement	This Agreement constitutes the entire understanding between you and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.

Nonstatutory Option	The Option is a nonstatutory option and is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and will be interpreted accordingly. The Option represents the right to purchase Units in accordance with the terms and conditions of this Agreement.

Vesting	Your right to exercise the Option vests as shown on the cover sheet. The number of Units which may be purchased under the Option by you at the Exercise Price shall be equal to the difference between (a) the number of Units covered by the Option which have vested according to the vesting schedule on the preceding page minus (b) the number of Units purchased pursuant to the Option prior to such exercise. No additional Units will vest after: (i) your service as an Employee of the Company (“Service”) has terminated for any reason, or (ii) you cease to perform Services for or on behalf of the Company; unless, in either case, as otherwise provided in any employment or consulting agreement between you and the Company or its affiliates.

Term	Subject to the termination provisions set forth in this Agreement, your Option, and all rights to purchase the Units covered by the Option, will expire on the close of business on the tenth (10th) anniversary of the Date of Grant.

Notice of Exercise	When you wish to exercise the Option, you must notify the Company by delivering the properly completed “Notice of Exercise” form (as attached hereto in Schedule C), and such other documents and instruments as may be required by the Managers of the Company (the “Managers”), at the Company’s principal executive offices. Your notice must specify how many Units you wish to purchase. Your Units will be registered in your name or the names of you and your spouse only. The notice will be effective when it is received by the Company.

Form of Payment	When you submit your notice of exercise, you must include payment of the Exercise Price for the Units you are purchasing. Payment may be made only in cash, by your personal check, by cashier’s check or money order, or by wire transfer of immediately available funds.

Withholding Taxes	To the extent required by applicable law, you will not be allowed to exercise the Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or the sale of Units acquired upon exercise of the Option. In addition, the Company will have the right at the time of exercise of the Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise (“Tax Liability”), to ensure the payment by you (through withholding from any compensation due to you, the Units or otherwise as the Managers deem in their sole and conclusive discretion to be in the best interests of the Company) of any such Tax Liability.

Restrictions onExercise and Resale	The Option may not be exercised if the issuance of Units on such exercise would constitute a violation of any applicable federal or state securities laws or any other law or regulation or any requirements of any regulatory bodies having jurisdiction over the Company. The exercise of the Option may be suspended without liability to the Company whenever such suspension is necessary to preclude a violation of any requirement of applicable law or regulatory bodies having jurisdiction over the Company. In addition, by signing this Agreement, you agree not to exercise the Option or sell any Units acquired by exercise of the Option at a time when Company or underwriter trading policies prohibit exercise or sale. Without limiting the generality of the foregoing, the Managers shall have the right to designate one or more periods of time, each of which shall not exceed one hundred eighty (180) days in length, during which the Option shall not be exercisable and/or the Units acquired by exercise of the Option shall not be transferable if the Managers determine (in their sole discretion) that such limitation on exercise or transfer could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws or any offering pursuant thereto, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitations on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which the Option shall be exercisable.

If the sale of Units under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Units being acquired upon exercising the Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Managers and the Company’s counsel. The Company is under no obligation to register or qualify the issuance of Units upon the exercise of the Option under the Securities Act or any state securities laws or to effect any such registration or qualification covering resales of Units issued upon the exercise of the Option.

Continual Service Requirement	Unless otherwise provided by the Managers or in any employment or consulting agreement between you and the Company, and except as otherwise provided below in the Section entitled “Effect of Termination of Service,” an Option may not be exercised unless, from the date of grant to the date of exercise, you remain continuously an Employee of the Company. Unless otherwise provided in any employment or consulting agreement between you and the Company, the Managers shall determine, in their discretion in the particular case, whether and to what the extent the period of continuous employment shall be deemed to include any period in which you are on leave of absence with the consent of the Managers.

Effect of Termination of Service	Upon the termination of your Service with the Company and its Subsidiaries by reason of death or Disability, (a) all Options then held by you, to the extent exercisable on the date of termination of Service, shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time until the earlier of the end of the fixed term thereof and the expiration of twelve (12) months following termination of your Service, and (b) all Options then held by you, to the extent not then presently exercisable, shall terminate as of the date of such termination of Service and shall not be exercisable thereafter.

Upon the termination of your Service with the Company and its Subsidiaries for any reason other than (i) death, (ii) Disability or (iii) Termination for Cause, then (1) all Options then held by you, to the extent exercisable on the date of termination of Service, shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time until the earlier of the end of the fixed term thereof and the expiration of ninety (90) days following termination of your Service (except that this ninety (90)-day period will be extended to twelve (12) months from the date of termination if you die during this ninety (90)-day period), and (2) all Options then held by you, to the extent not then presently exercisable, shall terminate as of the date of such termination of Service and shall not be exercisable thereafter.

Notwithstanding anything else in this Agreement to the contrary, if your Service with the Company terminates as a result of a Termination for Cause, the Option and all rights to purchase Units thereunder, whether vested or unvested, shall terminate concurrently with the first discovery by the Company of any reason for a Termination for Cause, and the Option shall not be exercisable thereafter. If your Service with the Company is suspended pending an investigation of whether there shall be a Termination for Cause, all of your rights under the Option, including, without limitation, the right to exercise the Option, shall likewise be suspended during the period of investigation.

Transfer of Option and Units	No Option shall be transferable by you other than by will or the laws of intestate succession. No Option or any interest therein shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. The Option shall be exercisable during your lifetime only by you or by your guardian or legal representative.

None of the Units shall be transferable without the prior consent of the Managers, which may be given or withheld at the sole discretion of the Managers. Any transfer in violation of these provisions shall be null and void. You agree to cause any permitted transferee of all or any part of the Units to agree to take and hold such securities subject to these provisions.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual’s interest in the Option in any other way. The terms of the Option shall be binding on your executors, administrators, heirs and successors.

Relationship with the Company	This Agreement does not give you the right to be retained to perform Services for or on behalf of the Company or employed by the Company (or any Subsidiaries) in any capacity. Except as may be provided in any employment or consulting agreement you may have with the Company, the Company (or any Subsidiary) reserves the right to terminate your Service at any time and for any reason. The Option shall not be deemed to be salary or other compensation to you for purposes of any pension, thrift, profit-sharing, stock purchase or any other employee benefit plan now maintained or hereafter adopted by the Company (or any Subsidiary).

Membership Rights	You shall not have any rights as a Member of the Company with respect to any Units covered by an Option, or any rights in or to Profits or Losses (as such terms are defined in the Operating Agreement of the Company as amended to such date and then in effect, the “Operating Agreement”) or distributions of the Company, or any right to vote or otherwise participate as a Member of the Company with respect thereto until (a) you have duly exercised the Option and paid in full the Exercise Price therefor in accordance with the provisions of this Agreement, (b) you have complied with all applicable provisions of the Operating Agreement pertaining to the issuance of additional Membership Interests (or fractions thereof) by the Company, including, without limitation, your delivery of a written instrument, in form and substance satisfactory to the Managers, whereby you make certain representations and warranties to the Company and its Members and agree to be bound by the provisions of the Operating Agreement, and (c) an entry evidencing your ownership of the Membership Interests represented by such Units (or fractions thereof) subject to the Option is made in the records of the Company.

Units issued upon the exercise of an Option, and your rights and obligations with respect thereto, shall be subject to all of the terms and conditions of the Operating Agreement, including, without limitation, restrictions on transfer and rights of first refusal, in each case as set forth in the Operating Agreement.

If you fail to comply with this condition, any purported exercise of the Option shall be void and of no force or effect; and, in its discretion, the Company may terminate the Option upon written notice to you. By executing this Agreement, you acknowledge that you have been provided the opportunity to review and receive a copy of the Operating Agreement.

Adjustments	In the event of a stock split, a stock dividend, a merger or a similar change in the Company’s securities, the number of Units covered by the Option and the Exercise Price may be adjusted pursuant to Schedule B attached hereto and incorporated herein by this reference.

Section 409A of the Code	If any compensation payable hereunder would be subject to the requirements of Section 409A of the Code, the provisions applicable to such compensation, to the extent consistent with the interpretive and administrative discretion provided hereunder, may be administered by the Managers in a manner that would limit or eliminate the Adverse Tax Consequences under Section 409A. For purposes of the preceding sentence, “Adverse Tax Consequences under Section 409A” shall mean the accelerated inclusion, twenty percent (20%) additional tax rate, and associated interest charge that would apply to any deferred compensation included in taxable income of an Optionee under Section 409A(a)(1)(B) of the Code.

Legends	Any certificates representing the Units issued upon exercise of the Option shall have endorsed thereon the following legends (or such other legends as may be deemed necessary or appropriate by the Managers):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

NOTICE IS HEREBY GIVEN THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER WITHOUT THE PRIOR CONSENT OF THE COMPANY.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California (without regard to its choice of law provisions). This Agreement may be modified only by an agreement in writing signed by you and the Company. Terms used herein in any number or gender include other numbers or genders as the context may require. Captions used herein are for convenience of reference only and are not to be considered a part of this Agreement or to be used in determining the intent or content hereof.

Notices	Any notice to be given hereunder may be personally delivered or sent by United States registered or certified mail. Any notice to be given to the Company shall be addressed to the Company at its principal executive offices, to the attention of the Managers, and any notice to be given to you shall be addressed to you at your home address appearing on the records of the Company, or at such other address as either you or the Company hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when personally delivered or seventy-two (72) hours after having been deposited in the mails as certified or registered matter.
     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above.
CONSENT OF SPOUSE
     The undersigned, being the spouse of the Optionee referred to in the foregoing Nonstatutory Option Agreement (the “Agreement”), acknowledges that he or she has read the Agreement and knows the contents thereof. The undersigned hereby approves of the provisions of the Agreement, and agrees to be bound by the terms thereof. The undersigned further agrees to execute any further documents or instruments necessary to effectuate the terms of the Agreement and this Consent.
Dated:                     , 2008

Signature:

Print Name:

SCHEDULE A
ADDITIONAL DEFINITIONS
     (a) “Affiliate” of a specified person means any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified and, in the case of a natural person, includes the spouse, ancestors and lineal descendants of such person and the spouses of the ancestors and lineal descendants of such person. The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person. The term “person,” as used herein, means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or other entity.
     (b) “Change in Control” of the Company means (i) a merger or consolidation of the Company, or of any parent of the Company, with or into any other entity unless, immediately following such transaction, the persons who were the members of the Company (or the members, shareholders or other owners of the parent of the Company, as the case may be) immediately prior to such transaction, together with their Affiliates, possess, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving entity in the merger or consolidation, (ii) a sale or disposition of all or substantially all the assets of the Company to any person or entity other than an Affiliate of the Company, (iii) any issuance or transfer (whether in one transaction or in a series of related transactions) of more than fifty percent (50%) of the outstanding Membership Interests of the Company, or of the outstanding shares, units or voting securities of any parent of the Company, to any person or group of persons acting in concert, other than any such issuance or transfer to an Affiliate of the Company, or (iv) the approval by the members of the Company of a dissolution or liquidation of the Company.
     (c) “Disability” means any sickness or other physical or mental disability that materially impairs the ability to perform Services for or on behalf of the Company, as determined by the Managers.
     (d) “Employee” means any individual who is (i) a common law employee of the Company or of a Subsidiary, or (ii) a consultant who performs bona fide services (other than services related to the offer or sale of securities in a capital raising transaction or that, directly or indirectly, promote or maintain a market for the Company’s securities) for the Company or a Subsidiary. Service as a consultant shall be considered “employment” for all purposes of this Agreement.
     (e) “Subsidiary” means any corporation, partnership (whether general or limited), joint venture, limited liability company or other entity in which the Company and/or one or more other Subsidiaries own stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock and/or other equity interests of such entity. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of this Agreement shall be considered a Subsidiary commencing as of such date.
     (f) “Termination for Cause” means any termination of Service on account of (i) violation of any federal or state law or regulation, (ii) fraud, dishonesty, disloyalty or breach of fiduciary duty, or (iii) breach or violation of any term, requirement or condition of Service with the Company or any Subsidiary. The Managers shall determine whether there has been a Termination for Cause, and each Optionee agrees, by acceptance of the grant of an Option and the execution of this Agreement, that the Managers’ determination is conclusive and binding on all persons for all purposes.

SCHEDULE B
ADJUSTMENT OF UNITS
     1. General. The number and class of Units (or fractions thereof) subject to each outstanding Option and the Exercise Price per Unit (or fraction thereof) shall be proportionately adjusted in the event of (a) a split-up or consolidation of Units, (b) the payment of any dividend or distribution by the Company in the form of Units (or fractions thereof), or (c) a recapitalization (other than the conversion of convertible securities according to their terms and provided that “recapitalization” shall not be deemed to include future issuances of Units or Membership Interests, or of rights exercisable or exchangeable for or convertible into Units or Membership Interests, in future capital offerings to prospective investors) or other like capital adjustment, so that upon exercise of the Option, the Optionee shall receive the number and class of securities (or fractions thereof) such Optionee would have received had such Optionee been the holder of the number of Units (or fractions thereof) for which the Option is being exercised upon the date of such change or increase or decrease in the number of issued Units.
     2. Reorganization. Upon (a) a reorganization, merger or consolidation of the Company with one or more corporations or other entities as a result of which the Company is not the surviving entity, or in which the Company survives as a majority-owned Subsidiary of another corporation or entity, or upon a sale of all or substantially all of the assets of the Company to another entity, or (b) a transaction in which the Company’s legal structure is converted into a corporation, partnership or entity other than a limited liability company, or in which the Company’s state of organization has changed to any state other than California (each a “Transaction”), adequate adjustment or other provisions shall be made by the Company, or by the other party to such Transaction, to each outstanding Option (including the number and class of securities subject to the Option and the Exercise Price (but not the total price)) so that there shall be substituted for the Units (or fractions thereof) provided for herein, the units, shares, securities or assets which would have been issuable or payable in respect of or in exchange for the Units (or fractions thereof) otherwise issuable under such Options, as if the Optionee had been the owner of such Units (or fractions thereof) as of the effective date of the applicable Transaction. Any Units (or fractions thereof), shares, securities or assets so substituted shall be subject to similar successive adjustments. The foregoing notwithstanding, if a Transaction results in a Change in Control, each outstanding Option shall be subject to the terms of the definitive agreement(s) providing for the reorganization, merger or consolidation.
     3. Reservation of Rights. Except as specifically provided in this Schedule B, an Optionee shall have no rights by reason of (a) any subdivision, consolidation or recapitalization of the Company’s Units or Membership Interests, (b) the payment of any dividend (whether in securities, cash or other property), (c) any other increase or decrease in the number of the Company’s Membership Interests, or (d) any other issuance of securities by the Company. Except as specifically provided in this Schedule B, any issuance by the Company of Units or Membership Interests, or securities convertible into or exercisable for Units or Membership Interests, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Units subject to an Option. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes to its capital or business structure, to merge or consolidate, to dissolve or liquidate, to sell or transfer all or any part of its business or assets or to enter into any other transaction whatsoever.
     4. Determination of Adjustments. All adjustments pursuant to this Schedule B shall be determined by the Managers, whose determination shall be conclusive and binding on all persons for all purposes.

SCHEDULE C
NOTICE OF EXERCISE
Date:
     I hereby exercise my Option, dated August 27, 2008, as to ___Units of Cardo Medical, LLC (the “Company”).
     Enclosed are the documents and payment specified in my Nonstatutory Option Agreement (the “Option Agreement”). I understand that no Units shall be issued and delivered unless and until any applicable registration requirements of the Securities Act of 1933, as amended, any listing requirements of any securities exchange on which securities of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. I hereby represent and warrant to, and agree with, the Company that:
     (a) The Units I am purchasing are being acquired for my account, for investment purposes only, with no present intention of reselling or otherwise distributing them, except as permitted by applicable federal and state securities laws, and no other person (except, if I am married, my spouse) will own any interest therein.
     (b) I will not sell or dispose any of my Units in violation of the Option Agreement, the Securities Act of 1933, as amended, or any other applicable federal or state securities laws, or in violation of the Company’s Operating Agreement (the “Operating Agreement”) or any buy-sell agreement or similar agreement to which I may be a party.
     (c) As a condition to the exercise of the Option, I agree to enter into (i) a written agreement, in form and substance satisfactory to the Managers of the Company, setting forth my agreement to be bound by the provisions of the Operating Agreement, and (ii) if applicable, the current form of buy-sell agreement adopted by the Company.
     (d) I agree that the Company may, without liability, place legend conditions upon the Units and issue “stop transfer” restrictions requiring compliance with applicable securities laws, the terms of the Option and the terms of the Operating Agreement and any buy-sell or similar agreement to which I may be a party.
     (e) I will report to the Company all sales of Units on the form prescribed from time to time by the Company.
     The number of Units specified above are to be issued in the following registration (husband and wife will be shown to be joint tenants unless I state that the Units will be held as community property or as tenants in common):

(Print name)	(Signature)

(Option-Print name of spouse
if you wish joint registration)	Address